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                                                                    Exhibit 8(a)

                      [LETTERHEAD OF THOMPSON & MITCHELL]


                                               December 1, 1995


Board of Directors
UJB Financial Corp.
301 Carnegie Center
Princeton, New Jersey  08543


Ladies and Gentleman:


        You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of The Summit Bancorporation ("Summit") with and into UJB.

        In connection with the preparation of our opinion, we have examined and have relied upon the following:

        (i) The Agreement and Plan of Merger between UJB and Summit dated September 10, 1995, and the amendment thereto dated December 1, 1995, including the schedules and exhibits thereto (the "Agreement");

        (ii) UJB's Registration Statement on Form S-4, including the Proxy Statement-Prospectus contained therein, filed with the Securities and Exchange Commission on December 1, 1995, (the "Registration Statement");

        (iii) The representations and undertaking of UJB substantially in the form of Exhibit A hereto;

        (iv) The representations and undertaking of Summit, substantially in the form of Exhibit B hereto; and

        (v) The Shareholder Rights Plan between UJB and First Chicago Trust Company of New York, as Rights Agent, dated as of August 16, 1989, and The Summit Bancorporation Shareholder Rights Plan dated as of January 16, 1990.

        Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.


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UJB Financial Corp.
December 1, 1995
Page 2







        Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes, the Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code").

        We express no opinion with regard to the federal income or other tax consequences of the Merger not addressed expressly by this opinion, including without limitation, the tax consequences, if any, to shareholders of Summit. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

        The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or any court of competent jurisdiction will agree with this opinion.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter and to this firm in the Registration Statement.

                                        Very truly yours,


                                        Thompson & Mitchell